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                                  EXHIBIT 10.51


                              CONSULTING AGREEMENT

     This Consulting Agreement ("Agreement") is made and entered into as of the 1st day of October, 2000, by and between Tina M. Wildes whose address is 5421 South Dayton Court, Englewood, Colorado, 80111 ("Consultant") and
UnitedGlobalCom, Inc., a Delaware corporation, 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237 ("United").

     WHEREAS, Consultant has resigned as Senior Vice President, Development Oversight and Administration, of United and has agreed to serve as a Consultant to United on the terms of this Agreement; and

     WHEREAS, Consultant has significant experience in telecommunications operations and United intends to call upon that experience as it considers advisable in its absolute discretion in connection with its telecommunications business;

     THEREFORE, in consideration of the mutual covenants hereinafter set forth, Consultant and United agree as follows:

1.   ENGAGEMENT OF CONSULTANT

     United hereby engages Consultant as a consultant, and Consultant accepts such engagement, pursuant to the provisions of this Agreement. Consultant acknowledges and agrees that, for all purposes, Consultant shall be an independent contractor and not an employee of United.

2.   CONSULTING PERIOD

     Consultant shall be available to consult with United on reasonable notice during the period from October 1, 2000 to October 1, 2001 (the "Consulting Period").

3.   CONSIDERATION

     a. During the Consulting Period, United shall pay to Consultant a fee of $15,000 per calendar month (the "Consulting Fee"). In addition, during the Consulting Period, the stock options granted to the Consultant under the Stock Option Plans for United, United Pan-Europe Communications N.V., chello broadband N.V., United Latin America, Inc., and Austar United Communications Limited shall continue to vest in the same monthly amounts in accordance with such Plans. Vesting on all options will terminate as of October 1, 2001. All vested options will be exercisable pursuant to the provisions of the respective Plans.

          Notwithstanding the foregoing, in the event Consultant does not exercise any or all of the incentive stock option grants Consultant received while an

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          employee of United within 90 days of September 30, 2000, such grants will thereafter be treated as non-qualified options for tax purposes. Consultant hereby acknowledges that her failure to exercise incentive stock options within such time period will cause all such unexercised incentive stock options to be treated as non-qualified options for tax purposes.

     b. In addition to the Consulting fee, United agrees to pay for the monthly premium amount incurred for a $360,000 whole life policy on Consultant for the period of October 1, 2000 to January 31, 2001. In the event Consultant is unable to obtain life insurance through her spouse's employer, because of a pre-existing condition directly caused by complications from giving birth to a child, United agrees to continue to pay the monthly premium amount for such insurance until March 31, 2001.

     c. United agrees to reimburse Consultant for normal business expenses incurred in the performance of this Agreement, including the following, provided that any single expense in excess of $200 must receive prior written approval from United:

          (i) Air travel (coach class on domestic flights and business class on international flights) to and from Denver, provided all travel receives the prior written approval of United; and

          (ii) Hotel, taxis and other reasonable travel expenses incurred while conducting business for United. The reasonableness of any expense shall be determined by United in its sole discretion.

          All reimbursement of the above expenses will be consistent with United's Business Expense Policy, as such policy may be amended from time to time ("Expense Policy").

     d. The Consulting Fee shall be paid on the 1st day of each calendar month during the Consulting Period. All business expenses will be paid within thirty (30) days after submission by Consultant to United of a completed expense report with receipts as required pursuant to the Expense Policy.

4.   RETURN OF PROPERTY

     Upon the termination of this Agreement, Consultant will return to United all property of United or any of its affiliates including, without limitation, all copies of any documents or other records in Consultant's possession or control that contain Confidential Information, as well as parking and building passes, keys, credit cards, fax, computer, cell phone, any other business-related property or equipment that was purchased for Consultant or provided to Consultant for use in performing her duties under this Agreement.

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5.   CONFIDENTIALITY

     Consultant acknowledges and agrees that any information or documentation concerning United or any of its affiliates that Consultant develops or is provided during the term of this Agreement or any extensions thereof (including, without limitation, data, agreements, business plans or proposals) is confidential and proprietary to United (the "Confidential Information"). Consultant therefore agrees not to disclose any Confidential Information to anyone outside of United or its affiliates. Likewise, Consultant agrees never to use any Confidential Information for any personal purpose or advantage, but only in the performance of Consultant's duties hereunder. If United publicly discloses any particular information or documentation that was Confidential Information, then that particular information or documentation shall cease to be Confidential Information within the meaning of this Agreement. Consultant agrees that following the termination of this Agreement, whether by Consultant or by United, Consultant shall continue to be bound to comply with the provisions of this paragraph.

6.   NON-COMPETITION

     During the term of this Agreement, Consultant will not individually, with third parties or on behalf of third parties, investigate or develop business opportunities with respect to, or enter into negotiations, agreements, consulting contracts or partnerships with any company or individual for the purpose of pursuing multi-channel television, related media or other telecommunications business opportunities in any market for which Consultant performed any work pursuant to this Agreement. Consultant agrees that the provisions of this paragraph are reasonably intended to protect Confidential Information of United to which Consultant becomes privy during the Term of this Agreement.

7.   MISCELLANEOUS

     a. LAWS, RULES AND REGULATIONS. Consultant agrees that she will not contravene any laws of any country or violate any regulations or established rules of conduct in the performance of her duties on behalf of United, including, but not limited to, any action that could constitute a violation of the U.S. Foreign Corrupt Practices Act. In addition, Consultant has received a copy of United's Statement of Policies and Procedures for Compliance with the Foreign Corrupt Practices Act and Standards for Ethical Business Conduct and agrees to comply with the provisions thereof.

     b. INDEMNITY. Consultant further agrees to indemnify and hold harmless United for and from any loss or expense (including reasonable attorney's fees) arising out of any action or omission by Consultant or any other

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          individual or corporation used by Consultant in the performance of her duties hereunder.

     c. NOTICE. Any notice given under this Agreement shall be in writing, shall be sent by facsimile or by hand or messenger delivery, or by Federal Express or similar overnight delivery service to the other party at the address below, unless either party at any time or times designates another address for itself by notifying the other party thereof, in which case all notices to such party thereafter be given at its most recently so designated address.

          To Consultant:      Tina M. Wildes
                              5421 South Dayton Court
                              Englewood, Colorado  80111
                              Facsimile: 303-796-7109

          To United:          UnitedGlobalCom, Inc.
                              4643 South Ulster Street, Suite 1300
                              Denver, Colorado  80237
                              Facsimile: 303-770-4207
                              Attention: Chairman
                              Copy to: Legal Department


     d. ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire understanding of the parties and supersedes any and all prior understandings of the parties hereto relating to the subject matter herein. This Agreement may not be modified except in writing executed by both parties hereto.

     e. ASSIGNABILITY. No party may assign its rights and/or obligations under this Agreement without the written consent of the other party.

     f. HEADINGS. The titles and headings of the sections in this Agreement are for convenience only and shall not in any way affect the interpretation of this Agreement.

     g. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Colorado.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


UnitedGlobalCom, Inc.


By: /s/ Ellen P. Spangler                              November 1, 2000
   ----------------------------                        ---------------------
                                                       Date
   Its: Senior Vice President
       ------------------------

/s/ Tina M. Wildes                                     October 15, 2000
-------------------------------                        ---------------------
Tina M. Wildes                                         Date


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